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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fluor Corporation of our report dated January 27, 2003, included in the 2002 Annual Report to Shareholders of Fluor Corporation.

    We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52992) pertaining to the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-63868) pertaining to the Fluor Daniel Craft Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63870) pertaining to Fluor Corporation Salaried Employees' Savings Investment Plan, the Registration Statement (Form S-8 No. 333-63872) pertaining to TRS 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63858) pertaining to AMECO and Subsidiaries Salaried Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63860) pertaining to DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan, the Registration Statement (Form S-8 No. 333-63862) pertaining to Fluor Corporation Employees' Performance Plan, the Registration Statement (Form S-8 No. 333-63864) pertaining to TRS Salaried Employees' 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-67000) pertaining to 2001 Key Employee Performance Incentive Plan, the Registration Statement (Form S-8 No. 333-84790) pertaining to the Fluor Executive Deferred Compensation Program, and the Registration Statement and related prospectus (Form S-3 No. 333-63984) pertaining to the $300,000,000 offering of debt securities of Fluor Corporation of our report dated January 27, 2003, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP

Orange County, California
March 24, 2003